Exhibit 99.1

CONTACT:

FTI CONSULTING

Leigh Parrish, 212-850-5651 or Leigh.Parrish@fticonsulting.com

Daniel Haykin, 212-850-5709 or Daniel.Haykin@fticonsulting.com

FOR IMMEDIATE RELEASE

KID BRANDS, INC. ANNOUNCES PURSUIT OF SALE OF SUBSTANTIALLY

ALL OF THE ASSETS OF THE COMPANY FACILITATED THROUGH

A VOLUNTARY CHAPTER 11 FILING

Company has Obtained Commitment for $49 Million in DIP Financing

Intends to Operate Business in the Ordinary Course through Sale Process

Rutherford, N.J. — June 19, 2014 — Kid Brands, Inc. (OTCQB: KIDB) today announced that it plans to pursue a sale of substantially all of the assets of the Company, or one or more of its subsidiaries, facilitated through the filing of voluntary chapter 11 petitions in the United States Bankruptcy Court for the District of New Jersey.

As previously announced, Kid Brands had initiated a review of strategic and financing alternatives, including addressing under-performing product lines, exploring strategic alliances, the sale or merger of the Company or one or more of its subsidiaries, restructuring the Company’s current debt, a recapitalization, or other possible transactions. The Board of Directors ultimately determined that pursuing a sale under section 363 of the bankruptcy code through a chapter 11 filing is in the best interests of the Company and its stakeholders.

Kid Brands intends to operate its current business in the ordinary course during the chapter 11 process. To this end, the Company has secured commitments for $49 million in debtor-in-possession (“DIP”) financing from Salus Capital Partners, LLC and Sterling National Bank, the Company’s existing lenders, which, in addition to Kid Brands’ ongoing cash flow, will enable the Company to fund its financial obligations after the voluntary petitions are filed, subject to Bankruptcy Court approval.

Kid Brands has filed with the Bankruptcy Court a series of first day motions seeking authority to pay associates’ wages and benefits and otherwise manage its day-to-day operations as usual.

Kid Brands suppliers and customers can access additional information about the Company’s chapter 11 filing and sale process at www.omnimgt.com/KidBrands.

Kid Brands is advised in this transaction by PricewaterhouseCoopers LLP and Lowenstein Sandler LLP.

Kid Brands, Inc.

Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and ecommerce retailers worldwide.

The Company’s current operating subsidiaries consist of: Kids Line, LLC; LaJobi, Inc.; Sassy, Inc.; and CoCaLo, Inc. Through these wholly-owned subsidiaries, the Company designs, manufactures (through third parties) and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor and nursery appliances (Kids Line® and CoCaLo®); developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years, as well as a line of infant gear products (Sassy®); and mattresses and related products (LaJobi®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses. Additional information about the Company is available at kidbrands.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, the expectation that the Chapter 11 filings will enable us to sell our assets in an orderly manner and maximize the value for our stakeholders and other statements regarding the long-term opportunity of our business, our ability to operate our business during this process and the plans and objectives of our management and assumptions regarding our future performance. Forward-looking statements include, but are not limited to, words such as “believe”, “plan”, “anticipate”, “estimate”, “project”, “may”, “planned”, “potential”, “should”, “will”, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect”, “intend”, “seek” or the negative of or other variations on these and other similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, are also forward-looking statements. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Part I, Item 1A, Risk Factors, of the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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